SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934

	Date of Report:  November 6, 1996
	(Date of earliest event reported)

	GENERAL RE CORPORATION
	(Exact name of Registrant as specified in its charter)




Delaware				1-8026			  	           06-1026471
(State of Incorporation)		(Commission File No.)		(I.R.S. Employer
										Identification No.)


695 East Main Street
Stamford, Connecticut							06904-2351
(Address of principal executive office)					(Zip Code)



Registrant's Telephone Number,
Including area code:  (203) 328-5000











Item 5. Other Events.

This Report is being filed by General Re Corporation and its subsidiaries (together constituting the "Corporation") in connection with the "safe harbor" provisions of the Private Securities
Litigation Reform Act of 1995 (the "Act"). This Report contains cautionary statements identifying important factors that could cause the Corporation's actual results to differ materially from those which might be projected, forecast, or estimated in the Corporation's "forward-looking statements", as defined in the Act, made by or on behalf of the Corporation in press releases, written statements or documents filed with the Securities and Exchange Commission, or in its communications and discussions with shareholders and analysts in the normal course of business via meetings, phone calls and conference calls. Such statements may include, but are not limited to, projections of premium revenue, investment income, other revenue, losses, expenses, earnings (including earnings per share), cash flows, plans for future operations, common shareholders' equity, financing needs, capital plans, dividends, plans relating to products or services of the Corporation, and estimates concerning the effects of litigation or other disputes, as well as assumptions for any of the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties. The Corporation cautions that factors which may cause the Corporation's results to differ materially from the forward-looking statements include, but are not limited to, the following:

1) 	Changes in the level of competition in the United States and international reinsurance or primary insurance markets that adversely impact the volume or profitability of the Corporation's property-casualty or life-health businesses. These changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market, and the development of new products by new and existing competitors;

2) 	Changes in the demand for reinsurance, including changes
in ceding companies' retentions, and changes in the demand for excess and surplus lines insurance coverages in the United States;

3) 	The ability of the Corporation to execute its growth
strategies in its property-casualty, life-health and financial services operations;

4)	Catastrophe losses in the Corporation's United States or
International property-casualty businesses;

5)	Adverse development on property-casualty claim and claim
expense liabilities related to business written in prior years, including, but not limited to, evolving case law and its effect on environmental and other latent injury claims, changing government regulations, newly identified toxins, newly reported claims, new theories of liability, or new insurance and reinsurance contract interpretations;

6)	Changes in inflation that affect the profitability of the
Corporation's current property-casualty and life-health businesses or the adequacy of its property-casualty claim and claim expense liabilities and life-health policy benefit liabilities related to prior years' business;

7)	Changes in the Corporation's property-casualty and
life-health businesses' retrocessional arrangements;

8)	Lower than estimated retrocessional or reinsurance
recoveries on unpaid losses, including, but not limited to, losses due to a decline in the creditworthiness of the Corporation's retrocessionaires or reinsurers;

9)	Increases in interest rates, which cause a reduction in the
market value of the Corporation's interest rate sensitive investments, including, but not limited to, its fixed income investment portfolio, and its common shareholders' equity;

10)	Decreases in interest rates causing a reduction of income
earned on new cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments;

11)	Declines in the value of the Corporation's common equity
investments;

12)	Changes in mortality or morbidity levels that affect the
Corporation's life-health business;

13)	Changes in the demand for the Corporation's financial
services operations' products, including derivatives offered by General Re Financial Products ("GRFP");

14)	Credit losses on the Corporation's investment portfolio.
Credit and market losses on GRFP's portfolio of derivatives and other transactions;

15)	Adverse results in litigation matters, including, but not
limited to, litigation related to environmental, asbestos and other potential mass tort claims; and

16)	Gains or losses related to foreign currency exchange rate
fluctuations.


In addition to the factors outlined above that are directly related to the Corporation's businesses, the Corporation is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, and the loss of key employees.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf hereunto duly authorized.

Dated: November 6, 1996

				GENERAL RE CORPORATION

			       By:___________________________
			       	Joseph P. Brandon
				Vice President and Chief Financial Officer